

NUMBER

SHARES

BUREAU OF FUGITIVE RECOVERY, INC.

Common Stock, $.001 Par Value

SPECIMEN

This Certifies that ________________________________ *is the registered holder of* ________________________________ *Shares*

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed*

this ____________ *day* *of* ____________ *A.D. 20*___

______________________ Secretary

______________________ President